                                                                     EXHIBIT 4.5

         THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (OR SUCH OTHER EVIDENCE ACCEPTABLE TO THE COMPANY) THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                              RAILWORKS CORPORATION

                          COMMON STOCK PURCHASE WARRANT

Date of Issuance: July 31, 2001                          Certificate No. 1

         THIS IS TO CERTIFY that BANK OF AMERICA, N.A., and its transferees, successors and assigns (the "Holder"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase, for the benefit of the Lenders, from RAILWORKS CORPORATION, a Delaware corporation (the "Company"), at the price of $0.01 per share (the "Exercise Price"), at any time on or after September 30, 2001 (the "Commencement Date") and expiring on July 31, 2011 (the "Expiration Date") 94,840 shares (the "Aggregate Number") of the fully paid and nonassessable Common Stock, par value $0.01 per share ("Common Stock"), of the Company (as such number may be adjusted as provided herein and as provided in the Escrow Agreement).

         Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof or as otherwise defined herein.

                 SECTION 1. The Warrant; Transfer and Exchange.

         (a) The Warrant. This Common Stock Purchase Warrant (the "Warrant") is issued under and pursuant to the Third Amendment. This Warrant and the rights and privileges of the Holder and the Company hereunder may be exercised by the Holder in whole or in part as provided herein; shall survive any termination of the Credit Agreement; and, as more fully set forth in and subject to Sections 1(b) and 8 hereof, may be transferred by the Holder to any other Person or Persons at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Credit Agreement.

         (b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an


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

amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event the Warrant is only partially transferred) and the surrendered warrant shall be canceled. Each such transferee shall succeed to all of the rights of the Holder under the Registration Rights Agreement with respect to any portion of the Warrant transferred and the Common Stock issuable upon exercise thereof. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right of the Holder to purchase a like number of shares of Common Stock.

                              SECTION 2. Exercise.

         (a) Right to Exercise. At any time on or after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company's Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit A and made a part hereof (the "Election to Purchase"), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the "Exercise Amount"), as specified in the Election to Purchase. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

         (b) Payment of Exercise Price. Payment of the Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Exercise Price pursuant to Section 2(c), the direction by the Holder to make a "Cashless Exercise" shall serve as accompanying payment for that portion of the Exercise Price. The amount of the Exercise Price to be paid shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price per share.

         (c) Cashless Exercise. The Holder shall have the right to pay all or a portion of the Exercise Price by making a "Cashless Exercise" pursuant to this Section 2(c), in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase by an amount equal to (i) the aggregate Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share.

         (d) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by payment of the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Upon such surrender of this Warrant, payment of the Exercise Price as aforesaid and subject to Section 1(b) and Section 8, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

         (e) Fractional Shares. The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

         (f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.

         SECTION 3. PAYMENT OF TAXES. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the Holder in respect of which such shares or securities are issued.


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

         SECTION 4. REPLACEMENT WARRANT. In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company, provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory.

                     SECTION 5. Reservation of Common Stock,
               Other Covenants and Representation and Warranties.

         (a) Reservation of Authorized Common Stock. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock, or other stock or securities deliverable pursuant to
Section 6 hereof, as shall be sufficient to enable the Company at any time to fulfill all of its obligations under this Warrant.

         (b) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 6 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, use its reasonable best efforts to secure upon and after exercise of this Warrant such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

         (c) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling (collectively, a "Regulatory Requirement"), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares, or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall use its reasonable best efforts to take such action as the Holder and the Company shall jointly agree in good faith to be reasonably necessary to permit the Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Company; provided, however, that the Holder will use all reasonable efforts to minimize the costs of taking such action.

         (d) Representations and Warranties. The Company hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and consummate the transactions contemplated by this Warrant, the Registration Rights and the Escrow Agreement; (ii) it is duly authorized to, and has been authorized by all necessary corporate action to execute, deliver and carry out its obligations under this Warrant, the Registration Rights and the Escrow Agreement; (iii) the execution and delivery of this Warrant, the Registration Rights and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgement, order, writ, decree or contract or an even which results in the creation of any lien, charge or encumbrance upon any assets of the Company; (iv) the issued and outstanding common equity securities of the Company, as well as the total authorized options under the Company's stock option plan and the issued and outstanding preferred equity securities are set forth on Schedule I to this Warrant; (v) except as set forth on Schedule I, the Company has not issued any other shares of its common stock and there are no further subscriptions, contracts or agreements for the issuance or purchase of any other or additional common equity securities in the Company, either in the form of options, agreements, warrants, calls, convertible securities or other similar rights, other than this Warrant; (vi) this Warrant and all of the outstanding shares of common stock under this Warrant, when issued and paid for upon exercise of this Warrant in accordance with the terms hereof, will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered to the Holder in compliance with applicable federal and state securities laws; (vii) the number of shares of the Company's common stock reserved for issuance as set forth on Schedule I is not subject to adjustment by reason of the issuance of this Warrant or the common stock issuable upon the exercise thereof; (viii) except as set forth on Schedule I, no registration rights under the Securities Act have been granted by the Company with respect to its equity securities; (ix) the offer and sale of this Warrant and the common stock to be


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

issued to the Holder upon exercise of this Warrant in accordance with the terms hereof, are not required to registered pursuant to Section 5 of the Securities Act or any state securities laws; (xi) neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of this Warrant (or the common stock to be issued upon exercise of this Warrant) so as to bring the issuance of this Warrant within the registration provisions of the Securities Act or any state securities laws; and (xii) all prior offerings and sales of securities of the Company were in compliance with all applicable federal and state securities laws.

                   SECTION 6. Adjustments to Aggregate Number.

         Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6. No adjustments shall be made under this Section 6 as a result of the issuance by the Company of the Warrant Shares issuable upon exercise of this Warrant (the "Exempt Issuance").

         (a) Adjustments. The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

                  (i) Stock Dividends. Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                           (A) issue to the holders of its Common Stock a dividend payable in, or other distribution of, Common Stock (a "Stock Dividend"),

                           (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a "Stock Subdivision"), or

                           (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a "Stock Combination"),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination and the Exercise Price shall be proportionately adjusted. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (ii) Other Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                           (A)      cash,

                           (B) any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash) or

                           (C) any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Holder shall be entitled to elect by written notice to the Company to receive (1) immediately and without further payment the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution as if the Holder had exercised this Warrant immediately prior to such Distribution or (2) upon the exercise of this Warrant at


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

any time on or after the taking of such record, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

         A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a)(i) hereof.

                  (iii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

                           (A) The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (B) In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                           (C) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (b) Changes in Common Stock. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company's assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect by written notice to the Company or any successor entity to receive (i) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property or (ii) upon exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company will not effect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume, by written instrument delivered to the Holder, the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of the new warrant or this Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. The foregoing provisions of this Section 6(b) shall similarly apply to successive Transactions.

         (c) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in
Section 6(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, unless in the opinion of the Company's board of directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

         (d)      Notices.

                  (i) Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company or (G) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 10 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

                  (ii) Adjustment Notice. Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(b) or (c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled. The Company shall promptly cause a copy of such certificate to be delivered to the Holder. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.

         SECTION 7. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise or (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

                      SECTION 8. Transfers of the Warrant.

         (a)      Generally. Subject to the restrictions set forth in this
Section 8, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act and except as provided in the Registration Rights Agreement, nothing set forth herein shall be deemed to require the Company to so register this Warrant and the Warrant Shares. This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein, in the Escrow Agreement and in the Credit Agreement, and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

         (b) Compliance with Securities Laws. The Holder agrees that the Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws. In the event that the Holder transfers this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at its expense, an opinion of counsel that the proposed transfer does not violate the Securities Act and applicable state securities laws. Notwithstanding anything to the contrary in this Subsection 8(b), the Warrant and the Warrant Shares shall be freely transferable among the lenders under the Credit Agreement.

         (c) Restrictive Securities Legend. The certificate or certificates representing the shares of Common Stock issued upon the exercise of the Warrant shall bear the restrictive legends set forth below:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws."

         SECTION 9.        REPRESENTATIONS, WARRANTIES AND COVENANTS.

         The Company hereby represents, warrants and covenants to the Holder that so long as Holder holds the Warrant or any Warrant Shares:

         (a) Certain Amendments. The Company will not, and will not permit or cause any of its Subsidiaries to directly or indirectly, amend, modify or change any provision of its articles or certificate of incorporation, bylaws, or the terms of any class or series of its Capital Stock to the extent such amendment, modification or change would have an adverse effect on the Holder, as holder of this Warrant; provided, that the issuance of preferred stock shall not violate the terms of this Section 9(a).

         (b) Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries (to the extent the Company has any Subsidiaries after the Closing Date) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company or any such Subsidiaries to perform and comply with their respective obligations under this Warrant.

               SECTION 10. Events of Non-Compliance and Remedies.

         (a) Events of Non-Compliance. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 30 days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or
(B) an executive officer of the Company becoming aware of such failure (an "Event of Non-Compliance"), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

         (b) Remedies. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein or in the Credit Agreement (so long as such Holder is a lender thereunder), the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

                            SECTION 11. Definitions.

         As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

         "Aggregate Number" has the meaning set forth in the Preamble.

         "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law or executive order to be closed.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof.

         "Commencement Date" has the meaning set forth in the Preamble.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

         "Common Stock" means, collectively, the common stock and any other class of capital stock of the Company hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage.

         "Company" has the meaning set forth in the Preamble.

         "Convertible Securities" means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

         "Credit Agreement" means the Credit Agreement dated as of April 28, 2000 between the Company as borrower, certain subsidiaries as guarantors, Bank of America, N.A. as agent, and the lenders listed on the signature pages thereto, as amended or supplemented from time to time.

         "Distribution" has the meaning set forth in Section 6(a)(ii).

         "Election to Purchase" has the meaning set forth in Section 2(a).

         "Escrow Agreement" means the Warrant Escrow Agreement of even date between the Company, Bank of America, N.A., as Agent for the Lenders, Investors Title Accommodation Corporation as escrow Agent, and the Lenders listed on the signature pages thereto, as amended or supplemented from time to time.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Exercise Amount" has the meaning set forth in Section 2(a).

         "Exercise Price" has the meaning set forth in the Preamble.

         "Expiration Date" has the meaning set forth in the Preamble.

         "Fair Market Value Per Share" means as of a particular date the average (weighted by daily trading volume) of the closing prices of the Common Stock on all securities exchanges on which such security may be listed at the time, or, if there has been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York Time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which the "Fair Market Value Per Share" is being determined and the 29 consecutive days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Fair Market Value Per Share" shall be (a) the fair market value of the Outstanding Common Stock based upon an arm's-length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of capital stock or lack of marketability with respect to capital stock divided by
(b) the aggregate number of shares of Outstanding Common Stock; provided, however, that in no event shall "Fair Market Value Per Share" be deemed to be less than the applicable Exercise Price per share. The Fair Market Value Per Share shall be determined by the disinterested members of the Board of Directors of the Company in good faith within 10 days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder. Such determination shall be binding on the Holder unless the Holder objects thereto in writing within 10 Business Days of receipt. In the event the Company and the Holder cannot agree on the Fair Market Value Per Share within 10 Business Days of the date of the Holder's objection, the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a Fair Market Value Per Share more than 120% of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be borne by the Company. Any selection of a disinterested appraiser shall be made in good faith within seven Business Days after the end of the last 10 Business Day period referred to above and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within 30 days of the date of selection.

         "Fully Diluted" means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all warrants and options to purchase for Common Stock as having been exercised and by treating all outstanding Convertible Securities as having been so converted.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Holder" means Bank of America, N.A., as agent for the Lenders, and its successors and assigns.

         "Outstanding Common Stock" of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of the Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any unvested options and securities not then exercisable for or convertible into Common Stock).

         "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

         "Principal Office" means the Company's principal office as set forth in
Section 18 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

         "Registration Rights Agreement" means the Registration Rights Agreement of even date between the Company, the Holder and the other lenders listed on the signature pages thereto, as amended or supplemented from time to time.

         "Regulatory Requirement" has the meaning set forth in Section 5(c).

         "Required Holders" means the beneficial holders of at least 51% of the Warrant Securities then outstanding determined on a Fully Diluted basis.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Stock Combination" has the meaning set forth in Section 6(a)(i)(C).

         "Stock Dividend" has the meaning set forth in Section 6(a)(i)(A).

         "Stock Subdivision" has the meaning set forth in Section 6(a)(i)(B).

         "Subsidiary" means, as to a Person, any corporation, partnership or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or otherwise controlled by such Person.

         "Third Amendment" means the Third Amendment, dated as of June 18, 2001, to the Credit Agreement by and among the Company, the Guarantors listed on the signature pages thereof, the Lenders and the Agent.

         "Warrant" has the meaning set forth in Section 1(a).

         "Warrant Securities" means the Warrant and the Warrant Shares, collectively.

         "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company's capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock.

         SECTION 12. SURVIVAL OF PROVISIONS. Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, the provisions of Sections 5(c) and 5(d) of this Warrant shall survive such exercise until such time as the rights of the Required Holders to have the Company redeem all Warrant Securities held by the Holder have been fully exercised.

         SECTION 13. DELAYS, OMISSIONS AND INDULGENCES. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder's part of any breach or default under this Warrant, or any waiver on the Holder's part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

         SECTION 14. RIGHTS OF TRANSFEREES. Subject to Section 8, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

         SECTION 15. CAPTIONS. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

         SECTION 16. Notices. ALL NOTICES, DEMANDS AND OTHER COMMUNICATIONS PROVIDED FOR OR PERMITTED HEREUNDER SHALL BE MADE IN WRITING AND SHALL BE BY REGISTERED OR CERTIFIED FIRST-CLASS MAIL, RETURN RECEIPT REQUESTED, TELECOPY, OVERNIGHT COURIER SERVICE OR PERSONAL DELIVERY:

         (a)      if to the Company:

                                    RailWorks Corporation
                                    6225 Smith Avenue
                                    Suite 200
                                    Baltimore, MD 21209
                                    Attention: Mr. Michael R. Azarela
                                    Telecopy No.: (410) 580-6099

                  with a copy to:

                                    Dorsey & Whitney LLP
                                    250 Park Avenue
                                    New York, NY 10177
                                    Attention: Wesley Fredericks, Esq.
                                    Telecopy No.: (212) 953-7201

         (b)      if to the Holder:

                                    Bank of America, N.A.
                                    8300 Greensboro Drive
                                    Suite 800
                                    McLean, VA 22102
                                    Attention: Mr. James W. Harper
                                    Telecopy No.: (703) 761-8559

                  with a copy to:

                                    Moore & Van Allen, PLLC
                                    100 North Tryon Street, Floor 47
                                    Charlotte, NC 28202-4003
                                    Attention: David L. Eades, Esq.
                                    Telecopy No.: (704) 378-2044

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         SECTION 17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

         SECTION 18. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         SECTION 19. GOVERNING LAW. This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of NEW YORK and without regard to the principles of conflicts of law of such state.

         SECTION 20. ENTIRE AGREEMENT. This Warrant, the Third Amendment, the Registration Rights Agreement and the Escrow Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

         SECTION 21. RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                   [Remainder of Page Intentionally Omitted.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.


DATED:   July 30, 2001                          RAILWORKS CORPORATION
      ------------------------



[CORPORATE SEAL]                     By:  /s/ Edward M. Cumberledege
                                        ----------------------------------------
                                          Name: Edward M. Cumberledge
                                          Title: Senior Vice President and Chief
                                          Financial Officer




ATTEST:


By:      /s/ Michael Rivera
   ---------------------------
Name:    Michael Rivera
     -------------------------
Title:   Vice President
      ------------------------

                                   SCHEDULE I

Section 5(d)(iv):

1.       RWKS Common                                                              15,512,585
         (issued and outstanding as of July 23, 2001)

2.       RWKS Series A Convertible Preferred                                       1,370,000
         (13,700 issued as of July 23, 2001, convertible
         to the number of RWKS Common shown)

3.       Options (per 1998 Incentive Stock Plan)
         Authorized - 2,000,000
         Issued and outstanding 1,706,000

Section 5(d)(v):

1.       HSQ Stock Purchase Agreement, dated June 1, 2000                            338,226
         (Number of RWKS Common shown issuable upon
         request of sellers after RWKS Common achieves
         market price of $7.49 or higher)

Section 5(d)(viii):

1. Pursuant to the HSQ Stock Purchase Agreement dated June 1, 2000, HSQ may have registration rights with respect to the 338,226 shares of common stock issuable thereunder after the date hereof.

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

To:      Railworks Corporation
         6225 Smith Avenue
         Suite 200
         Baltimore, MD 21209
         Attention:  Michael R. Azarela
         Telecopy No.: (410) 580-6099

         1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the "Exercise Amount"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

         2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

                           ______ Exercise for Cash
                           ______ Cashless Exercise

         3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:


                                           -------------------------------------
                                           (Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:


                                           -------------------------------------
                                           (Address of Record Holder/Transferee)

         4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

         5. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:


                                           -------------------------------------
                                           (Name of Record Holder/Transferee)

and deliver such warrant to the following address:


                                           -------------------------------------
                                           (Address of Record Holder/Transferee)


                                           -------------------------------------
                                           (Signature)


--------------------------------
(Date)